                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-A 12B

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      INDUSTRIAL DISTRIBUTION GROUP, INC.
           ----------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   Delaware                                                            58-2299339
------------------------------------------------------------------------------------------------------------------------
         (STATE OF INCORPORATION OR ORGANIZATION)                         (I.R.S. EMPLOYER IDENTIFICATION NO.)


  2500 Royal Place, Tucker, Georgia                                                       30084
-------------------------------------------------------------------------------------------------------------------------
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                            (ZIP CODE)


Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                    Name of each exchange on which
         to be so registered                    each class is to be registered

Common Stock, par value $0.01 per share          New York Stock Exchange, Inc.
---------------------------------------          -----------------------------
---------------------------------------          -----------------------------

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


Securities to be registered pursuant to Section 12(g) of the Act:

                                      N/A
                           --------------------------
                               (Title of Class)

                                        Total of 2 sequentially numbered pages.
                                            Exhibit Index appears on page 2.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                 Incorporated herein by reference is the description of common stock set forth under the heading "Description of Capital Stock" contained in the Registrant's Registration Statement on
                 Form S-1 (Registration No. 333-      ) under the Securities
                 Act of 1933, as amended, filed on July 18, 1997, as amended.

ITEM 2.  EXHIBITS.

         II.3.1 Certificate of Incorporation, as amended, of Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration
                 No. 333-      ) under the Securities Act of 1933, as amended,
                 filed on July 18, 1997, as amended).

         II.3.2  Bylaws of Registrant (incorporated herein by reference to
                 Exhibit 3.2 to the Registrant's Registration Statement on Form
                 S-1 (Registration No. 333-      ) under the Securities Act of
                 1933, as amended, filed on July 18, 1997, as amended).

         II.4.1 Specimen of form of certificate representing shares of Common Stock of Registrant, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to the Registrant's Registration
                 Statement on Form S-1 (Registration No. 333-      ) under the
                 Securities Act of 1933, as amended, filed on July 18, 1997, as amended).

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


July 18, 1997                           INDUSTRIAL DISTRIBUTION GROUP, INC.
                                        -----------------------------------
                                                   (Registrant)



                                        By: /s/ Martin S. Pinson
                                           -----------------------------
                                           Martin S. Pinson
                                           Chairman and Chief Executive Officer





                                      2